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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Annual Report on Form 10-KSB of our report dated February 11, 2002, relating to the financial statements of Monet Entertainment Group, Ltd., which appear in such Annual Report.

         Denver, Colorado
         March 6, 2002





Story & Company, P.C.
Certified Public Accountants